Exhibit 99.2

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO Mount Tam Biotechnologies, Inc. THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE

See Schedule 1 for Principal Amount(s)	Amendment Date: June 14, 2016 Initial Issuance Date: November 9, 2015
FOR VALUE RECEIVED, Mount Tam Biotechnologies, Inc., a Nevada corporation (the "Maker"), promises to pay to 0851229 BC Ltd. or its permitted assigns (the "Holder") the principal sum of the loans set forth on Schedule 1 hereto (as such schedule may be updated for future loans), together with interest on the unpaid principal balance(s) under this Note from time to time outstanding at the rate of 3% per year, minus any amounts prepaid by the Maker or converted by the Holder pursuant to the terms of this Amended and Restated Secured Convertible Promissory Note (the "Amended Note"), until paid in full. Subject to the conversion provisions set forth herein or permitted prepayments pursuant to the terms of this Amended Note, all outstanding principal and accrued interest shall be due and payable on March 18, 2018. Interest on the outstanding amounts due under this Amended Note shall be computed for each draw down from the date of each loan (to be set forth on Schedule 1 hereto) on the basis of a year of 365 days for the actual number of days elapsed. All cash payments by the Maker under this Amended Note shall be in immediately available funds.

As mutually agreed by the Maker and Holder pursuant to a Letter Agreement between the Maker and the Holder dated as of June 14, 2016, Holder has agreed to lend additional funds under this Amended Note, and the Holder and the Maker shall update Schedule 1 hereto to reflect the dates and amounts of such draw-downs. In the event of any dispute, Holder's books and records will be dispositive on the issue of the amounts and dates of the loans absent manifest error.

The payment of all amounts due under this Amended Note, and the performance of all obligations of Maker under this Amended Note, are fully secured by the Security Agreement between the Maker and Holder effective as of November 9, 2015 (the "Security Agreement").

Effective upon the closing of any Financing (as defined below) while this Amended Note is outstanding, at the sole and exclusive option of the Holder, some or all of the outstanding principal and interest under this Amended Note (the "Outstanding Amount") can be converted into shares of the same class and series of capital stock of the Maker issued to investors in the Financing (the "Financing Securities") at a conversion price equal to 80% of the price per share of Financing Securities paid by the other investors in the Financing. "Financing" means the issuance of stock by the Maker or any security convertible into, exchangeable for, or exercisable for stock of the Maker, after the date hereof; provided that the primary purpose of such issuance must be to raise capital (and as such excludes, for the avoidance of doubt, issuances of stock of the Maker or securities convertible into, exchangeable for or exercisable for stock of the Maker to employees, directors, consultants or other service providers in connection with the provision of goods or services to the Maker).

Effective upon the closing of any Financing resulting in gross proceeds to the Maker, in one or a series of related transactions, of at least $2,000,000 (including the aggregate amount of any indebtedness converted into equity securities in such Financing) in which either (i) the investor leading the negotiation with the Maker is a bona fide institutional investor or (ii) if the investor leading the negotiation is not a bona fide institutional investor, such Financing includes commercially reasonable customary terms and conditions for an equity financing of an early stage biopharmaceutical company, which may (but shall not be required to) include one or more of the following terms: liquidation preferences, dividend rights, protective provisions, voting rights, anti-dilution provisions, conversion rights, board representation for the investors, redemption rights, preemptive rights, information rights, registration rights, drag-along rights, rights of first refusal and co-sale rights (in the case a Financing satisfies either clause (i) or (ii) above, a "Qualified Financing") then the aggregate Outstanding Amount shall automatically without any further action of the parties be converted into shares of the same class and series of capital stock of the Maker issued to investors in the Qualified Financing (the "Qualified Financing Securities") at a conversion price equal to 80% of the price per share of Qualified Financing Securities paid by the other investors in the Qualified Financing. The parties acknowledge and agree that a Financing which contains commercially reasonable customary terms and conditions for an equity financing of an early stage biopharmaceutical company does not have to contain all of the examples of terms listed in sub-clause (ii) of the preceding sentence.

The Maker shall notify the Holder in writing of the anticipated occurrence of a Financing at least 20 days prior to the closing date of the Financing or any Qualified Financing.

In lieu of the Maker issuing any fractional shares to the Holder upon the conversion of this Amended Note, the Maker shall pay to the Holder an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the conversion of this Amended Note.

Upon the conversion of this Amended Note pursuant to the terms set forth herein, the Holder agrees to (i) execute and deliver to the Maker a customary 180-day lock-up agreement in connection with an initial public offering, and (ii) execute and deliver to the Maker all transaction documents entered into in connection with such conversion, which may include a purchase agreement, investor rights agreement, voting agreement, right of first refusal and co-sale agreement and/or other ancillary agreements, with customary representations and warranties and transfer restrictions. The Holder agrees in connection with any conversion of this Amended Note to deliver the original of this Amended Note (or a notice to the effect that the original Amended Note has been lost, stolen or destroyed and an agreement acceptable to the Maker whereby the Holder agrees to indemnify the Maker from any loss incurred by it in connection with this Amended Note) prior to conversion.

This Amended Note shall become immediately due and payable without notice or demand (but subject to the conversion rights set forth herein) upon the occurrence at any time of any of the following events of default (individually, an "Event of Default" and collectively, "Events of Default"):

(1)  the Maker fails to pay any of the principal, interest or any other amounts payable under this Amended Note when due and payable;

(2)  the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or all or any substantial portion of the Maker's assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

(3)  an involuntary petition is filed, or any proceeding or case is commenced, against the Maker (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Maker or to take possession, custody or control of any property of the Maker, or an order for relief is entered against the Maker in any of the foregoing;

(4)  the occurrence of a breach or default under any agreement, instrument or document to which the Maker is a party or by which it is bound, involving any obligation for borrowed money of more than $100,000 in the aggregate;

(5)  the Maker materially breaches any other agreement with the Holder (including without limitation any security agreement); or

(6)  the Maker borrows any funds from a third party without repaying this Amended Note in full (excluding for this purpose account and trade payables incurred by the Maker in the ordinary course of business), or the Maker is party to a merger, or there is a sale of a controlling interest in the outstanding stock of the Maker, or a sale of all or substantially all of the Maker's assets, or enters into an agreement for any of the foregoing.

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of California.

Notwithstanding anything to the contrary, this Amended Note may not be prepaid, in whole or in part, without the prior written consent of the Holder. The Maker shall disclose in writing to the Holder if and when it is in material discussions with respect to a Qualified Financing or a Financing.

All payments by the Maker under this Amended Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

The Maker shall pay the reasonable costs and expenses (including reasonable attorney's fees and disbursements) that it incurs and, upon presentation of appropriate receipts, that the Holder incurs with respect to the preparation, negotiation, execution and delivery of this Amended Note, any security agreement and any other agreement or instrument contemplated hereby or thereby. After the occurrence of an Event of Default, the Maker shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, incurred in connection with any act or actions taken to collect or otherwise satisfy the obligations due under this Amended Note, any security agreement and any other agreement or instrument contemplated hereby or thereby.

No delay or omission on the part of the Holder in exercising any right under this Amended Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. This Amended Note may not be amended or modified without the prior written consent of the Maker and the Holder.

All payments by the Maker under this Amended Note shall be applied first to any fees and expenses due and payable hereunder, then to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

The Maker hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

Until the conversion of this Amended Note, the Holder shall not have or exercise any rights by virtue of this Amended Note as a stockholder of the Maker.

All rights and obligations hereunder shall be governed by the laws of the State of California (without giving effect to principles of conflicts or choices of law) and this Amended Note is executed as an instrument under seal.

Neither the Maker nor the Holder may assign, sell or otherwise transfer this Amended Note or any of their respective rights and duties hereunder without the prior written consent of the other party hereto.

The Maker acknowledges that neither this Amended Note nor any securities issuable upon the conversion of this this Amended Note (collectively, the "Amended Note Securities") will be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Holder represents that (i) it is acquiring the Amended Note Securities for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution and (ii) it is an "accredited investor" under Regulation D promulgated under the Securities Act.

This Amended Note amends and restates in its entirety the terms and conditions of the Note issued by the Maker to the Holder on March 23, 2016 (the "March Note"), which amended and restated the terms of loans made by the Holder to the Maker between November 9, 2015, and February 2, 2016 (collectively, the "Previous Loans"). Upon the execution of the March Note, (i) the terms and conditions of the Previous Loans were automatically without any further action of the parties be amended and restated to the terms of the March Note, and (ii) any terms and conditions of the Previous Loans which conflict with the terms and conditions of the March Note were deemed to be of no further force and effect. Pursuant to the terms of this Amended Note,  (i) this Amended Note shall be deemed to fully replace and restate the March Note; (ii) any terms and conditions of the March Note which conflict with the terms and conditions of this Amended Note shall be deemed to be of no further force and effect; and (iii) each party shall only have the rights and obligations set forth herein or in the Amended and Restated Security Agreement with respect to the Previous Loans, the March Note, or this Amended Note. This Amended Note constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof (including any terms of the Previous Loans or the March Note).

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amended Note effective as of the effective date set forth above.

MAKER:
MOUNT TAM BIOTECHNOLOGIES, INC.

By:   /s/ Richard Marshak
Print Name: Dr. Richard Marshak
Title: Chief Executive Officer

HOLDER:
0851229 BC Ltd.

By:   /s/ Doug Froese
Print Name: Doug Froese
Title: Director

Schedule 1
Schedule of Drawdowns

Date	Amount

11/9/15	$66,004.25
11/19/15	$25,000
12/17/15	$50,000
1/15/16	$35,000
2/2/16	$40,000
4/5/16	$30,000
4/8/16	$35,000
4/28/16	$30,000
5/6/16	$25,000
5/9/16	$25,000
5/12/16	$25,000
6/2/16	$75,000
6/8/16	$25,000
6/9/16	$12,000